UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

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CHYRONHEGO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following employee presentation was made on November 17, 2014:

Q&A in relation to the Vector Capital bid for ChyronHego

The purpose of this Q&A is to provide answers to your questions regarding the bid for all outstanding ChyronHego shares by Vector Capital.

Who is Vector Capital?

Vector Capital is a leading global private equity firm specializing in spinouts, buyouts and recapitalizations of established technology businesses. Vector identifies and pursues these complex investments in both the private and public markets.

Vector actively partners with management teams to devise and execute new financial and business strategies that materially improve the competitive standing of these businesses and enhance their value for employees, customers and shareholders.

Why is Vector Capital Investing in ChyronHego?

Vector Capital has significant experience in helping companies of our size to grow by investing capital for future acquisitions and mergers. Vector Capital also has an experienced team that will offer support on different managerial levels.

Why is this a good thing for ChyronHego?

With the transaction ChyronHego will have a strong owner and business partner in Vector Capital. A Special Committee of the ChyronHego Board of Directors and the disinterested directors of the Board have unanimously approved the Vector Agreement and recommend that ChyronHego’s stockholders approve the transaction.

The purchase price represents a premium of approximately 230 % to the closing stock price on March 8, 2013, the day prior to the announcement of the merger between Chyron and Hego.

Vector Capital, an established global technology oriented private equity firm, is focused on building long-term value and our management and the Board are convinced that this is the right opportunity at the right time for ChyronHego’s shareholders and employees,

What happens next?

For seven weeks from November 17, until January 5, 2015, there will be something called a go-shop period, meaning that if there are other parties interested in acquiring ChyronHego, they have the opportunity to do so by making a higher bid. In addition, the Company will file a proxy statement with the Securities and Exchange Commission with respect to the Vector transaction, and a shareholder meeting will be held following the SEC’s review.

In the meantime it is business as usual for the Company.

When will the acquisition close?

The transaction is subject to customary closing conditions, including the approval of two-thirds of ChyronHego’s stockholders. In addition, the transaction must be approved by holders of a majority of the shares held by the ChyronHego stockholders who will not become stockholders of the entity resulting from the transaction.

In connection with the execution of the Vector Agreement, members of the Company’s management team and significant shareholders, who currently own approximately 51.5 % of the Company’s outstanding shares, have agreed to vote their shares in favor of the merger.

We expect the transaction to be completed in the first quarter of 2015.

What happens when the transaction closes?

ChyronHego will no longer be listed on NASDAQ and will become a private company owned by employees, management and Vector Capital.

What will happen to my shares in ChyronHego?

Assuming the transaction closes as planned, all shares will be sold at the price of $2.82 in cash to the respective owners.

What will happen to my options and warrants?

All options will vest and the ones that are in the money will paid out on a net settlement basis at the time of closing, meaning that holders of such options will not have to put up any money in order to receive the net profit of the instrument. Similarly, all warrants that are in the money will be paid out on a net settlement basis at the time of closing.

Q&A FOR CHYRONHEGO EMPLOYEES

What will happen to the ChyronHego Management?

The management team will stay the same. All major shareholders in the management team have agreed to re-invest approximately 50 % of their holdings in ChyronHego into the new private entity.

Will the acquisition result in any major changes in our current roadmaps and strategies?

No, there are no plans for any immediate changes in our current roadmaps and strategies.

Why is the acquisition good for ChyronHego employees?

Having a strong owner gives us the stability and resources ChyronHego needs in these times of change in the media industry.

The industry is transforming; linear television viewing is being challenged by new media habits, but overall video consumption is growing. This represents an important change to our industry and we have the opportunity to take the lead in the inevitable transformation. In addition to new media consumption habits, there is great potential to grow the sports data business even further.

In order to keep momentum and put the competition behind us, we need to be more aggressive initiating strategic investments. This is possible only with a financially strong owner and backing that will enable us to make larger, more strategic investments that would not be possible as a public company. There will be no changes in salary, bonus, or commission plans because of the acquisition.

We have fantastic employees in the company and we have a great opportunity to take ChyronHego to the next level with the help of Vector!

Will ChyronHego customers be affected by the acquisition?

No, ChyronHego will remain committed to our existing customers, partners and markets.

How will ChyronHego customers benefit from this acquisition?

With a financially strong owner and business partner, ChyronHego will be able to invest even more in innovation, research and development, resulting in an even stronger product portfolio.

Q&A FOR CHYRONHEGO EMPLOYEES

Additional Information about the Transaction and Where You Can Find It

In connection with the transaction, ChyronHego will file a proxy statement with the SEC for ChyronHego’s special stockholder meeting and stockholders are strongly advised to read the proxy statement when it becomes available because it will contain important information about the pro-posed transaction. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by ChyronHego at the SEC’s web site at http://www.sec.gov. The proxy statement (when available) and other relevant documents may also be obtained for free from ChyronHego by directing a request to ChyronHego Corporation, c/o Investor Relations, 5 Hub Drive, Melville, New York 11747, telephone: 631-845-2000.

ChyronHego and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Certain information regarding the interests of such directors and executive officers is included in ChyronHego’s Proxy Statement for its 2014 Annual Meeting of Stockholders filed with the SEC on April 3, 2014, and information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s website at http://www.sec.gov and from ChyronHego Corporation, c/o Investor Relations, 5 Hub Drive, Melville, New York 11747, telephone: 631-845-2000.

Q&A FOR CHYRONHEGO EMPLOYEES

CHYRONHEGO

Partnering with Vector Capital

November 2014

Introduction to Vector Capital

- Vector Capital is a leading private equity investor in technology and technology-enabled businesses
  - Raised four Vector funds since 1997
  - $2.2 billion under management
  - Investing $1.2 billion fund raised in 2007
- Vector has been designed to focus exclusively on dynamic technology transactions
- Focused and highly selective investment philosophy
  - Every investment made is important
  - They make two to three investments per year
  - Plan to invest their own time and effort alongside capital

CHYRONHEGO

2 | Confidential

Introduction to the Vector Capital / ChyronHego Team

Investment Team

Dave Fishman
Head of Private Equity Investment Team

David is a Managing Director and leads the Private Equity Investment Team. David currently serves on the Board of Directors of Allegro, SafeNet, and Technicolor and was previously a Director of RAE Systems, Teletrac, and Aladdin.

Nicholas Lukens
Vice President

Nick is a Vice President at Vector Capital. He focuses on the firm's activities in the vertical application sector. He currently serves on the Board of Directors of Corel and IPValue.

Ryan Weng
Associate

Ryan is an Associate at Vector Capital. At Vector, Ryan focuses on investments in the vertical application sector and serves as a Board Observer for Corel.

Operating Team

Ariel Garcia
Principal

Ariel is a Principal on the Value Creation Team. Ariel works with the investment team to build detailed operating plans, focusing on business and product strategy, corporate development, and other operational transformations.

CHYRONHEGO

3 | Confidential

Vector's Marquee Transactions

CHYRONHEGO
A NEW POWERHOUSE IN BROADCAST GRAPHICS CREATION

2020

Allegro®

Cambium Networks™

CollabNet

COREL™

GERBER SCIENTIFIC

IPVALUE

RAE SYSTEMS

SafeNet
The Foundation of Information Security

trafficmaster
intelligent driving

technicolor

TIDEL

WatchGuard®

CHYRONHEGO

4 | Confidential

Deep Expertise in Broadcast, Video and Graphics Technology

technicolor

- ~$170M investment for 20% stake in July 2012
- Bolstered management team, including hiring a new head of IP licensing from Apple
- Strengthened Board of Directors' skill set to better leverage media technology

Related Apps / Products

Post Production

Set Top Boxes

COREL

- Took private in 2010 to make strategic adjustments
- Acquired businesses with similar technology profiles, while simplifying the business
- Re-tooled graphics and digital media product lines

Related Apps

VideoStudio

Video Studio

Pinnacle Studio

CorelDRAW

Corel Draw

Vector has significant exposure to and familiarity with the broadcast, video, and graphics industries through related portfolio company investments

CHYRONHEGO

5 | Confidential

What is it Like Working with Vector?

- **Faster pace of decision making and execution**
  - Take educated risk on few concentrated bets

PIT
9
CIN
1
105
MPH

- **Think multi-year, not multi-quarter**
  - Investors with a 4-5 years horizon

CHEVROLET
HR LENGTH
445FT

- **Prioritize intellectual honesty over legacy**
  - Question a lot, change only what is necessary

#35 ERIC HOSMER

▶ **Their goal is to transform the company in to a market leader in its core segments**

CHYRONHEGO
6 | Confidential